Exhibit 99.1

NEWS RELEASE

Range Announces Fourth Quarter 2025 Results and 2026 Guidance

FORT WORTH, TEXAS, February 24, 2026…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its fourth quarter 2025 financial results and plans for 2026.

Full-Year 2025 Highlights –

•
Cash flow from operating activities of $1.2 billion
•
Cash flow from operations, before working capital changes, of $1.3 billion
•
Signed 10-year supply agreement for 75 Mmcf per day for a Midwest power plant
•
Production averaged 2.24 Bcfe per day, comprised of approximately 69% natural gas
•
All-in capital spending of $674 million, or $0.83 per mcfe
•
Pre-hedge NGL realizations of $24.15 per barrel – premium of $0.87 over the Mont Belvieu equivalent
•
Proved reserves of 18.1 Tcfe with positive performance revisions for the 18th consecutive year
•
Debt to EBITDAX of 0.8x (Non-GAAP) at year-end 2025
•
Expect to maintain Net Zero Scope 1 and 2 GHG emissions

Return of Capital Highlights and 2026 Guidance –

•
Invested $231 million in share repurchases, paid $86 million in dividends, and reduced net debt by $186 million
•
Increased share repurchase authorization to $1.5 billion of current availability
•
Range’s Board of Directors expects to approve an 11.1% increase to the quarterly cash dividend to $0.10 per share
•
All-in capital spending of $650 - $700 million for 2026
•
Production of 2.35 to 2.40 Bcfe per day for 2026, growing to 2.6 Bcfe per day for 2027 assuming similar capital

Dennis Degner, the Company’s CEO, commented, “Our results for 2025 demonstrate the strength of Range’s business as we successfully generated free cash flow, returned capital to shareholders and reduced net debt while thoughtfully investing in the business to deliver current results and enhance future optionality. Over the last three years, Range has made prudent strategic investments to build productive capacity that supports the efficient and market-oriented production growth plan we have been communicating since last year. Importantly, Range’s incremental production through 2027 is tied to additional contracted takeaway and diverse global and domestic end markets, including a portion being sold at margin-enhancing premiums to support new Midwest power demand.

Beyond 2027, our operational momentum and financial strength provide us the flexibility to shape our capital reinvestment plans to complement additional demand as it materializes. While market fundamentals support a promising story of enduring natural gas demand growth both domestically and internationally, we will remain disciplined in our capital allocation process, prioritizing durable free cash flow. We believe Range’s multi-decade Marcellus inventory, our access to diverse markets with growing demand and our advantaged full-cycle cost structure provide a solid foundation for delivering through-cycle returns for shareholders.”

2026 Capital and Production Guidance

Range’s 2026 all-in capital budget is expected to be $650 to $700 million, which consists of:

•
Approximately $500 million of maintenance drilling and completion capital
•
$120 - $140 million for growth capital
•
$10 - $20 million for maintenance land
•
$5 - $15 million for targeted acreage that increases planned lateral lengths and future inventory
•
$15 - $25 million for pneumatic retrofits, facilities and software

Range enters 2026 with 500,000+ lateral feet of accumulated drilled but uncompleted (DUC) inventory. This is approximately 100,000 feet more than originally planned and is the result of continued operational efficiencies realized throughout 2025. Range plans to convert to production approximately 400,000 feet of this growth-enabling inventory over the course of 2026 and 2027, leaving flexibility for reduced capital or continued growth in future years. For 2026, Range plans to run one dedicated drilling rig and one dedicated frac crew, while utilizing spot equipment in mid-2026 to convert DUCs. This development plan is expected to result in annual production of approximately 2.35 – 2.40 Bcfe per day in 2026 and 2.6 Bcfe per day in 2027.

The table below summarizes 2025 activity and expected 2026 plans regarding the number of wells to sales in each area. In 2025, Range drilled ~1,023,000 lateral feet across 69 wells, while turning to sales 636,000 lateral feet across 47 wells.

	Planned Wells TIL in 2026	Wells TIL in 2025

Liquids Rich	50	38
Dry Gas	18	9
Total Appalachia	68	47

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of non-GAAP financial measures and the accompanying tables that reconcile each non-GAAP measure to its most directly comparable GAAP financial measure.

Fourth Quarter 2025 Results

GAAP revenues and other income for fourth quarter 2025 totaled $820 million, GAAP net cash provided from operating activities (including changes in working capital) was $258 million, and GAAP net income was $179 million ($0.75 per diluted share). Fourth quarter earnings results include a $33 million mark-to-market derivative gain due to decreases in commodity prices.

Cash flow from operations before changes in working capital, a non-GAAP measure, was $353 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $195 million ($0.82 per diluted share) in fourth quarter 2025.

The following table details Range’s fourth quarter 2025 unit costs per mcfe(a):

Expenses	4Q 2025 (per mcfe)	4Q 2024 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.14	$ 0.12	17%
Transportation, gathering, processing and compression(a)	1.46	1.48	(1)%
Taxes other than income	0.05	0.03	67%
General and administrative(a)	0.18	0.18	0%
Interest expense(a)	0.11	0.14	(21)%
Total cash unit costs(b)	1.94	1.94	0%
Depletion, depreciation and amortization (DD&A)	0.44	0.46	(4)%
Total unit costs plus DD&A(b)	$ 2.38	$ 2.40	(1)%

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for fourth quarter 2025(a):

	4Q25 Production & Realized Pricing
	Natural Gas (mcf)	Oil (bbl)	NGLs (bbl)	Natural Gas Equivalent (mcfe)

Net production per day	1,603,233	5,352	113,523	2,316,485

Average NYMEX price	$ 3.54	$ 59.07	$ 21.48
Differential, including basis hedging	(0.32)	(11.26)	1.62
Realized prices before NYMEX hedges	3.22	47.81	23.10	3.47
Settled NYMEX hedges	0.20	--	--	0.14
Average realized prices after hedges	$ 3.43	$ 47.81	$ 23.10	$ 3.61

(a)
Totals may not be exact due to rounding.

Fourth quarter 2025 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.61 per mcfe.

•
The average natural gas price during the quarter, including the impact of basis hedging, was $3.22 per mcf, or a ($0.32) per mcf differential to NYMEX. In 2026, Range expects its natural gas differential to be ($0.35) to ($0.45) relative to NYMEX.
•
Range’s pre-hedge NGL price during the quarter was $23.10 per barrel, approximately $1.62 above the Mont Belvieu weighted equivalent. Range’s 2026 NGL differential is expected to be +$0.00 to +$1.00 relative to a Mont Belvieu equivalent barrel.
•
Crude oil and condensate price realizations during the quarter averaged $47.81 per barrel, or $11.26 below WTI (West Texas Intermediate). Range’s 2026 condensate differential is expected to be ($10.00) to ($14.00) relative to NYMEX.

Marketing and Midstream

In the fourth quarter, Range signed a ten-year contract for the delivery of 75 Mmcf per day of natural gas. The supply agreement is contingent on facility construction that is expected to be completed in late 2027. The natural gas supply was contracted at a premium to Midwest regional prices. Range will service this supply agreement from previously announced transportation capacity additions that will begin mid-2026.

Capital Expenditures

Fourth quarter 2025 drilling and completion expenditures were $167 million. In addition, during the quarter, approximately $10 million was invested in acreage, and $6 million was invested in infrastructure, pneumatic upgrades, and other investments. Total 2025 capital budget expenditures were $674 million, including $598 million on drilling and completion, $53 million invested in acreage, and $23 million invested in infrastructure, production control upgrades, and other investments.

Financial Position and Repurchase Activity

As of December 31, 2025, Range had net debt outstanding of approximately $1.22 billion, consisting of $1.1 billion of senior notes, $118 million of credit facility borrowing, and $204 thousand in cash. During the fourth quarter, Range repurchased 1,489,289 shares at an average price of approximately $36.23. In February, Range’s Board of Directors approved an increase to the existing share repurchase authorization bringing total availability under the repurchase program to $1.5 billion.

On January 15, 2026, Range fully redeemed the $600 million principal balance of 8.25% senior notes due 2029 by borrowing on the Company’s credit facility.

Range’s Board of Directors expects to approve an 11.1% increase to the quarterly dividend to $0.10 per share of the Company’s common stock. Details regarding the record and payment dates for quarterly dividends will be announced as each quarterly dividend is formally declared by the Board.

2025 Proved Reserves

Total proved reserves were similar to last year at 18.1 Tcfe. Proved developed reserves increased by 7.3% to 12.8 Tcfe and Range recorded its 18th consecutive year of positive performance revisions driven by continued strong results from Marcellus producing wells. Proved undeveloped reserves were 5.3 Tcfe from approximately 2.5 million lateral feet scheduled to be developed within the next five years at an expected development cost of $0.34 per mcfe. Proved undeveloped reserves represent approximately 9% of Range’s undeveloped core Marcellus inventory.

Summary of Changes in Proved Reserves (in Bcfe)
Balance at December 31, 2024	18,131

Extensions, discoveries and additions	562
Performance revisions	262
Price revisions	2
Sales .	-
Production	(816)

Balance at December 31, 2025(a)	18,142

(a)
Totals may not be exact due to rounding.

As shown in the table below, the present value (PV10) of reserves under SEC methodology was $11.6 billion.

2025 SEC Pricing(a)

Natural Gas Price ($/MMBtu)	$3.39
WTI Oil Price ($/Bbl)	$65.68

Proved Reserves PV10 ($ billions)	$11.6

(a)
PV10 is considered a non-GAAP financial measure. SEC benchmark prices adjusted for energy content, quality and basis differentials were $3.03 per mcf, $55.00 per barrel of crude oil, and $25.03 per barrel of NGLs.

Guidance – 2026

Capital & Production Guidance

Range’s 2026 all-in capital budget is $650 million - $700 million. Annual production is expected to be approximately 2.35 Bcfe to 2.40 Bcfe per day for 2026. Liquids are expected to be over 30% of production.

Full Year 2026 Expense Guidance

Direct operating expense:	$0.12 - $0.13 per mcfe
Transportation, gathering, processing and compression expense:	$1.50 - $1.55 per mcfe
Taxes other than income:	$0.03 - $0.04 per mcfe
Exploration expense:	$22 - $28 million
G&A expense:	$0.17 - $0.18 per mcfe
Net Interest expense:	$0.07 - $0.09 per mcfe
DD&A expense:	$0.45 - $0.46 per mcfe
Net brokered gas marketing expense:	$8 - $12 million

Full Year 2026 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2026.

FY 2026 Natural Gas:(a)	NYMEX minus $0.35 to $0.45
FY 2026 Natural Gas Liquids:(b)	MB plus $0.00 to $1.00 per barrel
FY 2026 Oil/Condensate:	WTI minus $10.00 to $14.00

(a) Including basis hedging

(b) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis across the Company’s numerous natural gas sales points to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of December 31, 2025, was a net loss of $8.1 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, February 25 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial-in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until March 26th.

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles (GAAP), the Company’s earnings press release contains certain financial measures that are not presented in accordance with GAAP. Management believes certain non-GAAP measures may provide financial statement users with meaningful supplemental information for comparisons within the industry. These non-GAAP financial measures may include, but are not limited to Net Income, excluding certain items, Cash flow from operations before changes in working capital, realized prices, Net debt and Cash margin.

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods.

Cash flow from operations before changes in working capital represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

Net debt is calculated as total debt less cash and cash equivalents. The Company believes this measure is helpful to investors and industry analysts who utilize Net debt for comparative purposes across the industry.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando

817-869-4267

Matt Schmid

817-869-1538

Range Media Contact:

Mark Windle

724-873-3223

RANGE RESOURCES CORPORATION

STATEMENTS OF INCOME
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-K
(Unaudited, in thousands, except per share data)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	%	2025	2024	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$745,542	$635,122		$2,815,591	$2,213,850
Derivative fair value income (loss)	32,799	(53,804)		121,535	56,726
Brokered natural gas and marketing	41,349	41,535		172,573	133,048
ARO settlement gain (loss) (b)	1	-		2	(26)
Interest income (b)	71	3,144		4,938	12,651
Gain on sale of assets (b)	103	89		261	311
Other (b)	293	331		615	524
Total revenues and other income	820,158	626,417	31%	3,115,515	2,417,084	29%

Costs and expenses:
Direct operating	29,316	24,655		100,073	93,399
Direct operating - stock-based compensation (c)	532	468		2,098	1,922
Transportation, gathering, processing and compression	311,391	299,401		1,223,324	1,177,925
Taxes other than income	9,735	6,166		32,822	21,625
Brokered natural gas and marketing	42,860	41,655		182,660	138,080
Brokered natural gas and marketing - stock-based compensation (c)	626	603		2,894	2,465
Exploration	7,398	7,983		28,824	25,489
Exploration - stock-based compensation (c)	357	349		1,355	1,354
Abandonment and impairment of unproved properties	12,682	(201)		28,936	8,417
General and administrative	39,031	35,485		138,594	133,303
General and administrative - stock-based compensation (c)	10,727	10,905		39,612	38,004
General and administrative - lawsuit settlements	8	91		109	782
General and administrative - bad debt expense	-	50		-	50
Exit costs	262	9,156		25,746	37,214
Deferred compensation plan (d)	(604)	3,878		1,422	9,593
Interest expense	23,220	27,911		99,835	113,341
Interest expense - amortization of deferred financing costs (e)	1,452	1,357		5,062	5,417
Gain on early extinguishment of debt	-	(3)		(3)	(257)
Depletion, depreciation and amortization	94,596	92,484		370,462	358,356
Total costs and expenses	583,589	562,393	4%	2,283,825	2,166,479	5%

Income before income taxes	236,569	64,024	270%	831,690	250,605	232%

Income tax expense (benefit)
Current	3,771	2,902		9,394	8,165
Deferred	53,711	(33,720)		164,272	(23,900)
	57,482	(30,818)		173,666	(15,735)

Net income	$179,087	$94,842	89%	$658,024	$266,340	147%

Net income Per Common Share
Basic	$0.76	$0.39		$2.76	$1.10
Diluted	$0.75	$0.39		$2.74	$1.09

Weighted average common shares outstanding, as reported
Basic	236,222	240,300	-2%	237,943	240,689	-1%
Diluted	238,156	242,355	-2%	239,789	242,745	-1%

(a) See separate natural gas, NGLs and oil sales information table.
(b) Included in Other income in the 10-K.
(c) Costs associated with stock compensation and amortization, which have been reflected in the categories associated with the direct personnel costs, are combined with the cash costs in the 10-K.
(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.
(e) Included in interest expense in the 10-K.

RANGE RESOURCES CORPORATION

BALANCE SHEET
(In thousands)	December 31,	December 31,
	2025	2024

Assets
Current assets	$390,835	$636,982
Derivative assets	69,397	87,098
Natural gas and oil properties, net (successful efforts method)	6,708,366	6,421,700
Other property and equipment, net	4,935	2,465
Operating lease right-of-use assets	173,477	119,838
Other	74,938	79,592
	$7,421,948	$7,347,675

Liabilities and Stockholders' Equity
Current liabilities	$658,783	$1,263,247
Asset retirement obligations	1,173	1,189
Derivative liabilities	1,196	9,634

Bank debt	106,700	-
Senior notes, excluding current maturities	1,091,634	1,089,614
Deferred tax liabilities	701,601	541,378
Derivative liabilities	2,363	10,488
Deferred compensation liabilities	68,635	65,233
Operating lease liabilities	115,515	35,737
Asset retirement obligations and other liabilities	153,081	137,181
Divestiture contract obligation	202,586	257,317
	3,103,267	3,411,018

Common stock and retained deficit	5,064,743	4,449,987
Other comprehensive income	424	611
Common stock held in treasury	(746,486)	(513,941)
Total stockholders' equity	4,318,681	3,936,657
	$7,421,948	$7,347,675

RECONCILIATION OF TOTAL DEBT AS REPORTED
TO NET DEBT, a non-GAAP measure
(Unaudited, in thousands)
	December 31,	December 31,
	2025	2024	%

Total debt, net of deferred financing costs, as reported	$1,198,334	$1,697,883	-29%
Unamortized debt issuance costs, as reported	19,666	10,819
Less cash and cash equivalents, as reported	(204)	(304,490)
Net debt, a non-GAAP measure	$1,217,796	$1,404,212	-13%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net income	$179,087	$94,842	$658,024	$266,340
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense (benefit)	53,711	(33,720)	164,272	(23,900)
Depletion, depreciation and amortization	94,596	92,484	370,462	358,356
Abandonment and impairment of unproved properties	12,682	(201)	28,936	8,417
Derivative fair value (income) loss	(32,799)	53,804	(121,535)	(56,726)
Cash settlements on derivative financial instruments	24,601	69,697	122,673	432,392
Divestiture contract obligation, including accretion	262	9,155	25,746	37,088
Allowance for bad debts	-	50	-	50
Amortization of deferred financing costs and other	1,083	1,174	4,079	4,526
Deferred and stock-based compensation	11,775	16,267	48,153	53,864
Gain on sale of assets	(103)	(89)	(261)	(311)
Gain on early extinguishment of debt	-	(3)	(3)	(257)

Changes in working capital:
Accounts receivable	(119,461)	(121,116)	(56,398)	(19,586)
Other current assets	2,068	5,485	(3,016)	3,676
Accounts payable	1,071	26,609	9,087	(443)
Accrued liabilities and other	28,933	3,452	(78,895)	(118,972)
Net changes in working capital	(87,389)	(85,570)	(129,222)	(135,325)
Net cash provided from operating activities	$257,506	$217,890	$1,171,324	$944,514

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING
ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS
BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided from operating activities, as reported	$257,506	$217,890	$1,171,324	$944,514
Net changes in working capital	87,389	85,570	129,222	135,325
Exploration expense	7,398	7,983	28,824	25,489
Lawsuit settlements	8	91	109	782
Non-cash compensation adjustment and other	231	120	209	517
Cash flow from operations before changes in working capital - non-GAAP measure	$352,532	$311,654	$1,329,688	$1,106,627

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Basic:
Weighted average shares outstanding	236,488	241,112	238,414	241,868
Stock held by deferred compensation plan	(266)	(812)	(471)	(1,179)
Adjusted basic	236,222	240,300	237,943	240,689

Dilutive:
Weighted average shares outstanding	236,488	241,112	238,414	241,868
Dilutive stock options under treasury method	1,668	1,243	1,375	877
Adjusted dilutive	238,156	242,355	239,789	242,745

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE
FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS,
NGLs AND OIL PRICES WITH AND WITHOUT THIRD-PARTY
TRANSPORTATION, GATHERING, PROCESSING AND
COMPRESSION COSTS, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	%	2025	2024	%
Natural gas, NGLs and Oil Sales components:
Natural gas sales	$480,749	$337,176		$1,730,205	$1,052,442
NGLs sales	241,249	270,356		979,313	1,020,903
Oil sales	23,544	27,590		106,073	140,505
Total Natural Gas, NGLs and Oil Sales, as reported	$745,542	$635,122	17%	$2,815,591	$2,213,850	27%

Derivative Fair Value Income (Loss), as reported	$32,799	$(53,804)		$121,535	$56,726
Cash settlements on derivative financial instruments - (gain) loss:
Natural gas	(24,601)	(64,169)		(114,864)	(419,199)
NGLs	-	(433)		(5,096)	(3,743)
Oil	-	(5,095)		(2,713)	(9,450)
Total change in fair value related to commodity derivatives prior to
settlement, a non-GAAP measure	$8,198	$(123,501)		$(1,138)	$(375,666)

Transportation, gathering, processing and compression components:
Natural Gas	$158,235	$155,483		$627,651	$611,698
NGLs	152,434	143,294		592,296	564,269
Oil	722	624		3,377	1,958
Total transportation, gathering, processing and compression, as reported	$311,391	$299,401		$1,223,324	$1,177,925

Natural gas, NGL and Oil sales, including cash-settled derivatives: (c)
Natural gas sales	$505,350	$401,345		$1,845,069	$1,471,641
NGLs sales	241,249	270,789		984,409	1,024,646
Oil Sales	23,544	32,685		108,786	149,955
Total	$770,143	$704,819	9%	$2,938,264	$2,646,242	11%

Production of natural gas, NGLs and oil during the periods (a):
Natural Gas (mcf)	147,497,429	138,472,888	7%	560,891,967	545,415,974	3%
NGLs (bbls)	10,444,112	10,230,284	2%	40,551,764	39,622,576	2%
Oil (bbls)	492,425	462,570	6%	1,975,937	2,180,528	-9%
Gas equivalent (mcfe) (b)	213,116,651	202,630,012	5%	816,058,173	796,234,598	2%

Production of natural gas, NGLs and oil - average per day (a):
Natural Gas (mcf)	1,603,233	1,505,140	7%	1,536,690	1,490,208	3%
NGLs (bbls)	113,523	111,199	2%	111,101	108,258	3%
Oil (bbls)	5,352	5,028	6%	5,414	5,958	-9%
Gas equivalent (mcfe) (b)	2,316,485	2,202,500	5%	2,235,776	2,175,504	3%

Average prices, excluding derivative settlements and before third-party transportation costs:
Natural Gas (per mcf)	$3.26	$2.43	34%	$3.08	$1.93	60%
NGLs (per bbl)	$23.10	$26.43	-13%	$24.15	$25.77	-6%
Oil (per bbl)	$47.81	$59.64	-20%	$53.68	$64.44	-17%
Gas equivalent (per mcfe) (b)	$3.50	$3.13	12%	$3.45	$2.78	24%

Average prices, including derivative settlements before third-party transportation costs: (c)
Natural Gas (per mcf)	$3.43	$2.90	18%	$3.29	$2.70	22%
NGLs (per bbl)	$23.10	$26.47	-13%	$24.28	$25.86	-6%
Oil (per bbl)	$47.81	$70.66	-32%	$55.06	$68.77	-20%
Gas equivalent (per mcfe) (b)	$3.61	$3.48	4%	$3.60	$3.32	8%

Average prices, including derivative settlements and after third-party transportation costs: (d)
Natural Gas (per mcf)	$2.35	$1.78	32%	$2.17	$1.58	37%
NGLs (per bbl)	$8.50	$12.46	-32%	$9.67	$11.62	-17%
Oil (per bbl)	$46.34	$69.31	-33%	$53.35	$67.87	-21%
Gas equivalent (per mcfe) (b)	$2.15	$2.00	8%	$2.10	$1.84	14%

Transportation, gathering and compression expense per mcfe	$1.46	$1.48	-1%	$1.50	$1.48	1%

(a) Represents volumes sold regardless of when produced.
(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.
(c) Excluding third-party transportation, gathering, processing and compression costs.
(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME
TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	%	2025	2024	%

Income from operations before income taxes, as reported	$236,569	$64,024	270%	$831,690	$250,605	232%
Adjustment for certain special items:
Gain on the sale of assets	(103)	(89)		(261)	(311)
ARO settlement (gain) loss	(1)	-		(2)	26
Change in fair value related to derivatives prior to settlement	(8,198)	123,501		1,138	375,666
Abandonment and impairment of unproved properties	12,682	(201)		28,936	8,417
Gain on early extinguishment of debt	-	(3)		(3)	(257)
Lawsuit settlements	8	91		109	782
Exit costs	262	9,156		25,746	37,214
Direct operating - stock-based compensation	532	468		2,098	1,922
Brokered natural gas and marketing - stock-based compensation	626	603		2,894	2,465
Exploration expenses - stock-based compensation	357	349		1,355	1,354
General & administrative - stock-based compensation	10,727	10,905		39,612	38,004
Deferred compensation plan - non-cash adjustment	(604)	3,878		1,422	9,593

Income before income taxes, as adjusted	252,857	212,682	19%	934,734	725,480	29%

Income tax expense, as adjusted
Current	3,771	2,902		9,394	8,165
Deferred (a)	54,386	46,015		205,595	158,696

Net income, excluding certain items, a non-GAAP measure	$194,700	$163,765	19%	$719,745	$558,619	29%

Non-GAAP income per common share
Basic	$0.82	$0.68	21%	$3.02	$2.32	30%
Diluted	$0.82	$0.68	21%	$3.00	$2.30	30%

Non-GAAP diluted shares outstanding, if dilutive	238,156	242,355		239,789	242,745

(a) Taxes are estimated to be approximately 23% for 2025 and 2024

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING
CERTAIN ITEMS AND ADJUSTED EARNINGS PER
SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net income, as reported	$179,087	$94,842	$658,024	$266,340
Adjustments for certain special items:
Gain on the sale of assets	(103)	(89)	(261)	(311)
ARO settlement (gain) loss	(1)	-	(2)	26
Gain on early extinguishment of debt	-	(3)	(3)	(257)
Change in fair value related to derivatives prior to settlement	(8,198)	123,501	1,138	375,666
Abandonment and impairment of unproved properties	12,682	(201)	28,936	8,417
Lawsuit settlements	8	91	109	782
Exit costs	262	9,156	25,746	37,214
Stock-based compensation	12,242	12,325	45,959	43,745
Deferred compensation plan	(604)	3,878	1,422	9,593
Tax impact	(675)	(79,735)	(41,323)	(182,596)

Net income, excluding certain items, a non-GAAP measure	$194,700	$163,765	$719,745	$558,619

Net income per diluted share, as reported	$0.75	$0.39	$2.74	$1.09
Adjustments for certain special items per diluted share:
Gain on the sale of assets	-	-	-	-
ARO settlement (gain) loss	-	-	-	-
Gain on early extinguishment of debt	-	-	-	-
Change in fair value related to derivatives prior to settlement	(0.03)	0.51	-	1.55
Abandonment and impairment of unproved properties	0.05	-	0.12	0.03
Lawsuit settlements	-	-	-	-
Exit costs	-	0.04	0.11	0.15
Stock-based compensation	0.05	0.05	0.19	0.18
Deferred compensation plan	-	0.02	0.01	0.04
Adjustment for rounding differences	-	-	-	0.01
Tax impact	-	(0.33)	(0.17)	(0.75)
Dilutive share impact (rabbi trust and other)	-	-	-	-

Net income per diluted share, excluding certain items, a non-GAAP measure	$0.82	$0.68	$3.00	$2.30

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.82	$0.68	$3.02	$2.32
Diluted	$0.82	$0.68	$3.00	$2.30

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-
GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Revenues
Natural gas, NGLs and oil sales, as reported	$745,542	$635,122	$2,815,591	$2,213,850
Derivative fair value income (loss), as reported	32,799	(53,804)	121,535	56,726
Less non-cash fair value (gain) loss	(8,198)	123,501	1,138	375,666
Brokered natural gas and marketing, as reported	41,349	41,535	172,573	133,048
Other income, as reported	468	3,564	5,816	13,460
Less gain on sale of assets	(103)	(89)	(261)	(311)
Less ARO settlement	(1)	-	(2)	26
Cash revenues and other income	811,856	749,829	3,116,390	2,792,465

Expenses
Direct operating, as reported	29,848	25,123	102,171	95,321
Less direct operating stock-based compensation	(532)	(468)	(2,098)	(1,922)
Transportation, gathering and compression, as reported	311,391	299,401	1,223,324	1,177,925
Taxes other than income, as reported	9,735	6,166	32,822	21,625
Brokered natural gas and marketing, as reported	43,486	42,258	185,554	140,545
Less brokered natural gas and marketing stock-based compensation	(626)	(603)	(2,894)	(2,465)
General and administrative, as reported	49,766	46,531	178,315	172,139
Less G&A stock-based compensation	(10,727)	(10,905)	(39,612)	(38,004)
Less lawsuit settlements	(8)	(91)	(109)	(782)
Less bad debt expense	-	(50)	-	(50)
Interest expense, as reported	24,672	29,268	104,897	118,758
Less amortization of deferred financing costs	(1,452)	(1,357)	(5,062)	(5,417)
Cash expenses	455,553	435,273	1,777,308	1,677,673

Cash margin, a non-GAAP measure	$356,303	$314,556	$1,339,082	$1,114,792

Mmcfe produced during period	213,116	202,630	816,058	796,235

Cash margin per mcfe	$1.67	$1.55	$1.64	$1.40

RECONCILIATION OF INCOME BEFORE INCOME TAXES
TO CASH MARGIN, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Income before income taxes, as reported	$236,569	$64,024	$831,690	$250,605
Adjustments to reconcile income before income taxes
to cash margin:
ARO settlements	(1)	-	(2)	26
Derivative fair value (income) loss	(32,799)	53,804	(121,535)	(56,726)
Net cash receipts on derivative settlements	24,601	69,697	122,673	432,392
Exploration expense	7,398	7,983	28,824	25,489
Lawsuit settlements	8	91	109	782
Exit costs	262	9,156	25,746	37,214
Deferred compensation plan	(604)	3,878	1,422	9,593
Stock-based compensation (direct operating, brokered natural gas and	12,242	12,325	45,959	43,745
marketing, exploration and general and administrative)
Bad debt expense	-	50	-	50
Interest - amortization of deferred financing costs	1,452	1,357	5,062	5,417
Depletion, depreciation and amortization	94,596	92,484	370,462	358,356
Gain on sale of assets	(103)	(89)	(261)	(311)
Gain on early extinguishment of debt	-	(3)	(3)	(257)
Abandonment and impairment of unproved properties	12,682	(201)	28,936	8,417
Cash margin, a non-GAAP measure	$356,303	$314,556	$1,339,082	$1,114,792